Exhibit 99.1
AVERY DENNISON ANNOUNCES
FIRST QUARTER 2011 RESULTS
PASADENA, Calif., April 27, 2011 — Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited first quarter 2011 results. All non-GAAP financial measures are reconciled to GAAP in the attached tables.
First Quarter Financial Summary — Preliminary
(in millions, except per share amounts)

	1Q	1Q	% Change vs. P/Y
	2011	2010	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$987.0	$897.2	10%	10%
Retail Branding and Information Solutions	375.1	344.8	9%	9%
Office and Consumer Products	156.4	179.9	-13%	-13%
Other specialty converting businesses	140.8	132.8	6%	7%

Total net sales	$1,659.3	$1,554.7	7%	7%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	1Q	1Q	% Change	% of Sales		1Q	1Q	% Change	% of Sales
	2011	2010	Fav(Unf)	2011	2010	2011	2010	Fav(Unf)	2011	2010
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$86.2	$87.8		8.7%	9.8%	$89.6	$89.7		9.1%	10.0%
Retail Branding and Information Solutions	12.1	(0.5)		3.2%	-0.1%	12.4	2.9		3.3%	0.8%
Office and Consumer Products	1.2	19.4		0.8%	10.8%	1.5	20.1		1.0%	11.2%
Other specialty converting businesses	(0.8)	2.8		-0.6%	2.1%	(0.2)	3.1		-0.1%	2.3%
Corporate expense	(13.4)	(15.1)				(13.4)	(15.1)

Total operating income before interest and taxes	$85.3	$94.4	-10%	5.1%	6.1%	$89.9	$100.7	-11%	5.4%	6.5%
Interest expense	17.9	17.5				17.9	17.5
Income from operations before taxes	$67.4	$76.9	-12%	4.1%	4.9%	$72.0	$83.2	-14%	4.3%	5.4%
Provision for income taxes	$22.6	$22.2				$17.8	$18.2
Net income	$44.8	$54.7	-18%	2.7%	3.5%	$54.2	$65.0	-17%	3.3%	4.2%
Net income per common share, assuming dilution	$0.42	$0.51	-18%			$0.51	$0.61	-16%

	2011	2010
YTD Free Cash Flow (c)	($150.0)	($46.8)

(a)	Percentage change in sales before foreign currency translation

(b)	Excludes restructuring charges and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP financial measures).

(c)	Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus net proceeds from sale (purchase) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, acquisitions, etc.).
     “Avery Dennison delivered solid sales growth in the first quarter, with strong performances by Pressure-sensitive Materials and Retail Branding and Information Solutions,” said Dean A. Scarborough, Avery Dennison chairman, president and CEO.

     “Pricing actions and productivity initiatives mitigated the impact on margins of increased raw material costs,” Scarborough said. “We will continue to aggressively manage the impact of inflation.
     “As we expected, Office and Consumer Products had an extremely soft first quarter. We are confident that our investments in new products and demand creation will change the trajectory of this business,” Scarborough said.
     “For the full year, we expect Avery Dennison to deliver solid growth, margin expansion and strong free cash flow that will support share repurchases later in the year,” Scarborough said. “We are well positioned for long-term profitable growth and increased returns.”
     For more details on the Company’s results, see the Company’s supplemental presentation materials, “First Quarter 2011 Financial Review and Analysis,” posted at the Company’s Web site at www.investors.averydennison.com, and furnished under Form 8-K with the SEC.
First Quarter 2011 Results by Segment
All references to sales reflect comparisons on an organic basis, which exclude the impact of foreign currency translation. All references to operating margin exclude the impact of restructuring charges and other items.
Pressure-sensitive Materials (PSM)
▪	Label and Packaging Materials (formerly Roll Materials) sales grew at a low double-digit rate reflecting both solid volume growth and pricing actions. Sales grew at a high single-digit rate in Graphics and Reflective Solutions.

▪	Operating margin declined as the benefits of pricing actions, increased volume, and productivity initiatives were more than offset by raw material inflation.

▪	Operating margin improved sequentially as the gap between raw material costs and pricing narrowed.
Retail Branding and Information Solutions (RBIS) (formerly Retail Information Services)
▪	Sales growth reflected increased demand from retailers and brands in the U.S. and Europe.

▪	Operating margin increased due to increased volume and productivity initiatives, partially offset by higher employee costs. Operating margin decreased sequentially due to lower volume, reflecting this segment’s normal seasonal trend.
Office and Consumer Products (OCP)
▪	More than half of the decline in sales was due to anticipated customer inventory reductions following a build in the fourth quarter of 2010. The balance of the decline was related to weak end market demand and last year’s distribution losses with one customer.

▪	Operating margin declined due primarily to lower volume and raw material inflation.
Other specialty converting businesses
▪	Sales growth primarily reflected increased demand for products for automotive and other specialty applications.

▪	Operating margin declined primarily due to expenses related to a warehouse fire in Brazil. The benefits from increased volume, pricing actions, and productivity initiatives more than offset the impact of raw material inflation. Excluding the impact of the fire, operating profit would have been positive.

Other
The first quarter effective GAAP tax rate was 34 percent. The adjusted tax rate for the first quarter increased from 22 to 25 percent, reflecting reduced benefits from discrete tax events this year.
Outlook
In the Company’s supplemental presentation materials, “First Quarter 2011 Financial Review and Analysis,” the Company provides a list of factors that it believes will contribute to its 2011 financial results. Based on the factors listed and other assumptions, the Company continues to expect adjusted (non-GAAP) earnings per share of $3.00 to $3.30 and free cash flow of $325 to $350 million in 2011.
Note: Throughout this release and the supplemental presentation materials, all calculations of amounts on a per share basis reflect fully diluted shares outstanding.
About Avery Dennison
Avery Dennison (NYSE:AVY) helps make brands more inspiring and the world more intelligent. For more than 75 years the company has been a global leader in pressure-sensitive technology and materials, retail branding and information solutions, and organization and identification products for offices and consumers. A FORTUNE 500 company with sales of $6.5 billion in 2010, Avery Dennison is based in Pasadena, California and has employees in over 60 countries. For more information, visit www.averydennison.com.
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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to: fluctuations in cost and availability of raw materials; impact of competitive products and pricing; fluctuations in demand affecting sales to customers; loss of significant contract(s) or customer(s); collection of receivables from customers; selling prices; business mix shift; worldwide and local economic conditions; changes in tax laws and regulations; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions and successful execution of divestitures; changes in customer order patterns; customer and supplier concentrations; the financial condition and inventory strategies of customers; timely development and market acceptance of new products; investment in development activities and new production facilities; ability of the Company to achieve and sustain targeted cost reductions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of capital and credit markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the Company to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings and environmental, health and safety laws; changes in governmental regulations; changes in political conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.
The Company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (2) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; (3) the impact of economic conditions on underlying demand for the Company’s products; and (4) the impact of changes in tax laws and regulations throughout the world.
For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s 2010 Form 10-K, filed on February 28, 2011 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the First Quarter conference call with analysts, visit the Avery Dennison Web site at www.investors.averydennison.com
Contacts:
Media Relations:
David Frail (626) 304-2014
David.Frail@averydennison.com
Investor Relations:
Eric M. Leeds (626) 304-2029
investorcom@averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Apr. 2, 2011	Apr. 3, 2010

Net sales	$1,659.3	$1,554.7
Cost of products sold	1,204.9	1,113.9

Gross profit	454.4	440.8
Marketing, general & administrative expense	364.5	340.1
Interest expense	17.9	17.5
Other expense, net (1)	4.6	6.3

Income from operations before taxes	67.4	76.9
Provision for income taxes	22.6	22.2

Net income	$44.8	$54.7

Per share amounts:
Net income per common share, assuming dilution	$0.42	$0.51

Average common shares outstanding, assuming dilution	107.0	106.4

(1)	Other expense, net, for the first quarter of 2011 includes $6.2 of restructuring costs, asset impairment and lease cancellation charges, partially offset by $(1.6) of legal settlements.

Other expense for the first quarter of 2010 includes $4.9 of restructuring costs, asset impairment and lease cancellation charges, and $1.4 of legal settlements.
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP financial measures provide information that is useful to the assessment of the Company’s performance and operating trends, as well as liquidity.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. restructuring charges, asset impairments, legal settlements, certain effects of acquisitions and related integration costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets, etc.), from certain of the Company’s GAAP financial measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s core or underlying operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. While some of the items the Company excludes from GAAP financial measures recur, these items tend to be disparate in amount and timing. The Company adjusted the estimated GAAP tax rate to exclude the full year estimated tax effect of charges for restructuring costs, asset impairment and lease cancellation charges, and legal settlements to determine its adjusted non-GAAP tax rate to derive non-GAAP net income.
The Company uses the following non-GAAP financial measures in the accompanying news release and presentation:
Organic sales growth (decline) refers to the change in sales excluding the estimated impact of currency translation.
Non-GAAP operating margin refers to earnings before taxes and interest expense, excluding restructuring charges and other items as a percentage of sales.
Adjusted non-GAAP net income per common share refers to as reported net income per common share, assuming dilution, adjusted for after tax non-GAAP adjustments per common share.
Free cash flow refers to cash flow from operations, less net payments for property, plant, equipment, software and other deferred charges, plus net proceeds from sale (purchase) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, acquisitions, etc.).
The reconciliation set forth below and in the accompanying presentation is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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A-3
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Apr. 2, 2011	Apr. 3, 2010

Reconciliation of GAAP to Non-GAAP Operating Margin:
Net sales	$1,659.3	$1,554.7

Income from operations before taxes	$67.4	$76.9

GAAP Operating Margin	4.1%	4.9%

Income from operations before taxes	$67.4	$76.9
Non-GAAP adjustments:
Restructuring costs	2.5	4.7
Asset impairment and lease cancellation charges	3.7	0.2
Legal settlements	(1.6)	1.4
Interest expense	17.9	17.5

Adjusted non-GAAP operating income before taxes and interest expense	$89.9	$100.7

Adjusted Non-GAAP Operating Margin	5.4%	6.5%

Reconciliation of GAAP to Non-GAAP Net Income:
As reported net income	$44.8	$54.7
Non-GAAP adjustments, net of tax:
Restructuring charges and other (1)	9.4	10.3

Adjusted Non-GAAP Net Income	$54.2	$65.0

(continued)

	(UNAUDITED)
	Three Months Ended
	Apr. 2, 2011	Apr. 3, 2010

Reconciliation of GAAP to Non-GAAP Net Income Per Common Share:

As reported net income per common share, assuming dilution	$0.42	$0.51
Non-GAAP adjustments per common share, net of tax:
Restructuring charges and other (1)	0.09	0.10

Adjusted Non-GAAP net income per common share, assuming dilution	$0.51	$0.61

Average common shares outstanding, assuming dilution	107.0	106.4

(1)	Reflects the full year estimated tax effect of charges for restructuring costs, asset impairment and lease cancellation charges, and legal settlements.

	(UNAUDITED)
	Three Months Ended
	Apr. 2, 2011	Apr. 3, 2010

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash used in operating activities	$(117.5)	$(27.9)
Purchase of property, plant and equipment, net	(28.0)	(13.7)
Purchase of software and other deferred charges	(3.7)	(5.5)
(Purchase) proceeds from sale of investments, net	(0.8)	0.3

Free Cash Flow	$(150.0)	$(46.8)

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	First Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2011	2010	2011 (1)	2010 (2)	2011	2010

Pressure-sensitive Materials	$987.0	$897.2	$86.2	$87.8	8.7%	9.8%
Retail Branding and Information Solutions	375.1	344.8	12.1	(0.5)	3.2%	(0.1%)
Office and Consumer Products	156.4	179.9	1.2	19.4	0.8%	10.8%
Other specialty converting businesses	140.8	132.8	(0.8)	2.8	(0.6%)	2.1%
Corporate Expense	N/A	N/A	(13.4)	(15.1)	N/A	N/A
Interest Expense	N/A	N/A	(17.9)	(17.5)	N/A	N/A

TOTAL FROM OPERATIONS	$1,659.3	$1,554.7	$67.4	$76.9	4.1%	4.9%

(1)	Operating income for the first quarter of 2011 includes $6.2 of restructuring costs, asset impairment and lease cancellation charges, partially offset by $(1.6) of legal settlements. Of the total $4.6, the Pressure-sensitive Materials segment recorded $3.4, the Retail Branding and Information Solutions segment recorded $.2, the Office and Consumer Products segment recorded $.4, and the other specialty converting businesses recorded $.6.

(2)	Operating income for the first quarter of 2010 includes $4.9 of restructuring costs, asset impairment and lease cancellation charges, and $1.4 of legal settlements. Of the total $6.3, the Pressure-sensitive Materials segment recorded $1.9, the Retail Branding and Information Solutions segment recorded $3.4, the Office and Consumer Products segment recorded $.7, and the other specialty converting businesses recorded $.3.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	First Quarter Ended
	OPERATING INCOME (LOSS)		OPERATING MARGINS
	2011	2010	2011	2010

Pressure-sensitive Materials
Operating income, as reported	$86.2	$87.8	8.7%	9.8%
Non-GAAP adjustments:
Restructuring costs	1.9	1.5	0.2%	0.2%
Asset impairment charges	1.5	0.2	0.2%	—
Legal settlements	—	0.2	—	—

Adjusted non-GAAP operating income	$89.6	$89.7	9.1%	10.0%

Retail Branding and Information Solutions
Operating income (loss), as reported	$12.1	$(0.5)	3.2%	(0.1%)
Non-GAAP adjustments:
Restructuring costs	0.6	2.2	0.2%	0.6%
Asset impairment and lease cancellation charges	1.2	—	0.3%	—
Legal settlements	(1.6)	1.2	(0.4%)	0.3%

Adjusted non-GAAP operating income	$12.3	$2.9	3.3%	0.8%

Office and Consumer Products
Operating income, as reported	$1.2	$19.4	0.8%	10.8%
Non-GAAP adjustments:
Restructuring costs	(0.2)	0.7	(0.2%)	0.4%
Lease cancellation charges	0.6	—	0.4%	—

Adjusted non-GAAP operating income	$1.6	$20.1	1.0%	11.2%

Other specialty converting businesses
Operating (loss) income, as reported	$(0.8)	$2.8	(0.6%)	2.1%
Non-GAAP adjustments:
Restructuring costs	0.2	0.3	0.2%	0.2%
Asset impairment charges	0.4	—	0.3%	—

Adjusted non-GAAP operating (loss) income	$(0.2)	$3.1	(0.1%)	2.3%

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
	Apr. 2, 2011	Apr. 3, 2010

ASSETS
Current assets:
Cash and cash equivalents	$120.4	$143.6
Trade accounts receivable, net	1,072.3	963.1
Inventories, net	630.6	519.0
Other current assets	336.9	201.0

Total current assets	2,160.2	1,826.7
Property, plant and equipment, net	1,254.6	1,292.9
Goodwill	957.5	930.7
Other intangibles resulting from business acquisitions, net	223.3	250.2
Non-current deferred and refundable income taxes	266.1	226.4
Other assets	453.0	465.0

	$5,314.7	$4,991.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$567.6	$628.3
Accounts payable	816.6	695.9
Other current liabilities	563.4	537.4

Total current liabilities	1,947.6	1,861.6
Long-term debt	955.4	1,073.7
Other long-term liabilities	674.5	675.2
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	760.9	722.9
Retained earnings	1,746.0	1,532.0
Accumulated other comprehensive loss	(73.3)	(171.4)
Employee stock benefit trusts	(48.8)	(174.1)
Treasury stock at cost	(771.7)	(652.1)

Total shareholders’ equity	1,737.2	1,381.4

	$5,314.7	$4,991.9

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Three Months Ended
	Apr. 2, 2011	Apr. 3, 2010

Operating Activities:
Net income	$44.8	$54.7

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	42.4	44.1
Amortization	17.9	17.7
Provision for doubtful accounts	4.8	9.0
Asset impairment and net loss on sale and disposal of assets	7.9	0.7
Stock-based compensation	11.7	7.5
Other non-cash expense and loss	13.9	9.6
Other non-cash income and gain	(1.9)	—

	141.5	143.3
Changes in assets and liabilities and other adjustments	(259.0)	(171.2)

Net cash used in operating activities	(117.5)	(27.9)

Investing Activities:
Purchase of property, plant and equipment, net	(28.0)	(13.7)
Purchase of software and other deferred charges	(3.7)	(5.5)
(Purchase) proceeds from sale of investments, net	(0.8)	0.3

Net cash used in investing activities	(32.5)	(18.9)

Financing Activities:
Net increase in borrowings (maturities of 90 days or less)	185.9	90.5
Payments of debt (maturities longer than 90 days)	(0.7)	(15.1)
Dividends paid	(26.7)	(22.4)
Purchase of treasury stock	(13.5)	—
Proceeds from exercise of stock options, net	1.9	1.0
Other	(5.4)	(1.5)

Net cash provided by financing activities	141.5	52.5

Effect of foreign currency translation on cash balances	1.4	(0.2)

(Decrease) increase in cash and cash equivalents	(7.1)	5.5

Cash and cash equivalents, beginning of year	127.5	138.1

Cash and cash equivalents, end of period	$120.4	$143.6

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